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                                                                       EXHIBIT 5

                                 May 30, 1996



GranCare, Inc.
One Ravinia Drive
Suite 1500
Atlanta, Georgia 30346

           Re:  Registration Statement on Form S-8 for
                1996 Outside Directors Stock Incentive Plan

Ladies and Gentlemen:

     I have served as General Counsel for GranCare, Inc., a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 250,000 shares (the "Shares") of common stock, no par value, of the Company, to be offered and sold by the Company pursuant to the GranCare, Inc. 1996 Outside Directors Stock Incentive Plan (the "Plan").

     I have examined and am familiar with originals or copies (certified, photostatic or otherwise identified to my satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as I have deemed necessary and advisable.

     In all such examinations, I have assumed the genuineness of all signatures on all originals and copies of documents I have examined, the authenticity of all documents submitted to me as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to my opinion, I have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     I express no opinion as to matters under or involving laws other than the laws of the State of California.

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GranCare, Inc.
May 30, 1996
Page 2



     Based upon and subject to the foregoing and having regard for such legal considerations as I have deemed relevant, it is my opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Shares will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,



                                    Evrett W. Benton
                                    Executive Vice President
                                    and General Counsel


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